Exhibit 4.35

EXECUTED VERSION

Bright Scholar Education Holdings Limited

US$300,000,000 7.45% Senior Notes due 2022

Purchase Agreement

July 24, 2019

J.P. Morgan Securities plc (“J.P. Morgan”)

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Ladies and Gentlemen:

Bright Scholar Education Holdings Limited, a company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to J.P. Morgan (the “Initial Purchaser”), US$300,000,000 principal amount of its 7.45% Senior Notes due 2022 (the “Notes”). The Notes will be issued pursuant to an Indenture to be dated as of July 31, 2019 (the “Indenture”), among the Company, the subsidiary guarantors listed in Schedule 1 hereto (the “Guarantors”) and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), and will be guaranteed on a senior basis by each of the Subsidiary Guarantors (the “Subsidiary Guarantees”, together with the Notes, the “Securities”).

The Company and the Subsidiary Guarantors hereby confirm their agreement with the Initial Purchaser concerning the purchase and resale of the Securities, as follows:

1.              Offering Memorandum and Transaction Information.

The Securities will be sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in offshore transactions in reliance on Regulation S under the Securities Act. The Company and the Subsidiary Guarantors have prepared a preliminary offering memorandum dated July 21, 2019 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Subsidiary Guarantors and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchaser pursuant to the terms of this purchase agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchaser in the manner contemplated by this Agreement. References herein to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date.

“Pricing Disclosure Package” means the Preliminary Offering Memorandum, as supplemented and amended by the Pricing Term Sheet set forth in Annex A hereto that have been prepared and delivered by the Company to the Initial Purchaser in connection with the offering of the Securities. The “Applicable Time” means 9:45 pm Hong Kong time on the date hereof.

2.              Purchase and Resale of the Securities.

(a)                                 The Company agrees to issue and sell the Securities to the Initial Purchaser as provided in this Agreement, and the Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the principal amount of Securities at a price equal to 98.675% of the principal amount (being the issue price of 100% net of an aggregate combined underwriting, management, selling commission and incentive fee of 1.325%), plus accrued interest, if any, from July 31, 2019 to the Closing Date (the “Purchase Price”). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein. In addition, the Company agrees to pay a placement fee (the “Placement Fee”) of 0.25% of the aggregate principal amount of the Securities placed by private banks with private banking investors of such private banks. The Placement Fee shall be deducted by the Initial Purchaser from the proceeds of the issue of the Securities on the Closing Date.

(b)                                 The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein, all or a portion of the Securities to purchasers at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchaser, in reliance on Regulation S under the Securities Act. The Company acknowledges and agrees that the Initial Purchaser may offer and sell Securities to or through any affiliate of the Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through the Initial Purchaser.

(c)                                  Closing shall be on a delivery versus payment basis. On the Closing Date, the Company shall issue the Notes and procure the entry in the applicable register of the noteholders of the names of the persons designated by the Initial Purchaser to the holders of the Notes and will deliver to the Initial Purchaser or its order, in such place as the Initial Purchaser may require, the duly executed and authenticated global note representing the aggregate principal amount of the Notes (the “Global Note”). Delivery of the global note to which the Notes relates and completion of the applicable register of noteholders shall constitute the issue and delivery of the Notes. The “Closing Date” shall mean July 31, 2019 or such other date as shall be agreed between the Issuer and the Initial Purchaser. Against such delivery, the Initial Purchaser will pay or cause to be paid to the Issuer the Purchase Price for the Notes. The Initial Purchaser shall be entitled to deduct from the Purchase Price an amount representing the expenses payable by the Company pursuant to Section 11 (Expenses) of this Agreement and the Placement Fee. Such payment shall be made by a depositary (the “Common Depositary”) common to Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) on behalf of the Initial Purchaser, in United States dollars in same day settlement funds for value on the Closing Date to such United States dollar account as shall have been notified by the Company to the Initial Purchaser not later than three days prior to the Closing Date, or such other time as shall be agreed between the Company and the Initial Purchaser, evidence of such payment taking the form of a confirmation from the Common Depositary that it has made such payment.

(d)                                 The Company and the Subsidiary Guarantors acknowledge and agree that the Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Subsidiary Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Subsidiary Guarantors or any other person. Additionally, the Initial Purchaser is not advising the Company, the Subsidiary Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Subsidiary Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchaser shall have no responsibility or liability to the Company or the Subsidiary Guarantors with respect thereto. Any review by the Initial Purchaser of the Company, the Subsidiary Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchaser and shall not be on behalf of the Company, the Subsidiary Guarantors or any other person.

3.              Representations and Warranties of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors jointly and severally represent and warrant to the Initial Purchaser that:

(a)                                 Pricing Disclosure Package and Offering Memorandum. The Pricing Disclosure Package at the Applicable Time, did not, and the Offering Memorandum, as of its date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Pricing Disclosure Package or the Offering Memorandum as described in Section 7(a) of this Agreement.

(b)                                 Additional Written Communications. The Company and the Subsidiary Guarantors (including their agents and representatives, other than the Initial Purchaser in its capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (with the meaning of the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Subsidiary Guarantors or their agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the Pricing Term Sheet set forth in Annex A hereto, which constitute part of the Pricing Disclosure Package, and (iv) any electronic road show materials or written communications, in each case constituting a “written communication” within the meaning of the Securities Act and used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Pricing Disclosure Package at the Applicable Time, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with the Initial Purchaser Information (as defined in Section 7 herein).

(c)                                  Financial Statements. The financial statements included in the Pricing Disclosure Package and the Offering Memorandum together with the related notes and schedules thereto, present fairly the combined financial position of the Company and the Subsidiaries (as defined below) and Affiliated Entities (as defined below) (together with the Company and the Subsidiaries, the “Group”) as of the dates indicated and the combined and consolidated results of operations, cash flows and changes in shareholders’ equity of the Group for the periods specified and have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; the other financial data contained in the Pricing Disclosure Package and the Offering Memorandum are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Group; there are no financial statements (historical or pro forma) that are required to be included in the Pricing Disclosure Package and the Offering Memorandum that are not included as required; and the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Pricing Disclosure Package and the Offering Memorandum.

(d)                                 No Material Adverse Change. Since the end of the period covered by the latest audited financial statements included in the Pricing Disclosure Package and the Offering Memorandum (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries and Affiliated Entities; (iv) except as described in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its Subsidiaries and Affiliated Entities has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other material assets, or (D) agreed to take any of the foregoing actions, that would, in the case of any of clauses (i) through (iv) above, have a Material Adverse Effect (as defined below); and (v) neither the Company nor any of its Subsidiaries and Affiliated Entities has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(e)                                  Organization and Good Standing. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Initial Purchaser. No change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

All of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) have been identified on Schedule 2 hereto, and all of the entities through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements (each an “Affiliated Entity” and collectively, the “Affiliated Entities”) have been identified on Schedule 3 hereto. Each of the Subsidiaries and Affiliated Entities has been duly incorporated, is validly existing as a corporation with limited liability or a school, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, has full corporate or other requisite power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except as described in the Pricing Disclosure Package and the Offering Memorandum for such qualification that would not have a Material Adverse Effect. All of the constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Affiliated Entities, the Company has no direct or indirect subsidiaries. A “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business, properties, assets, management or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, or on the ability of the Company and its Subsidiaries and Affiliated Entities to carry out their obligations under the Transaction Documents (defined below).

(f)                                   Contractual Arrangement. The description of the corporate structure of the Company and each of the contracts among its Subsidiaries, the shareholders, the sponsors of the Affiliated Entities and the Affiliated Entities, as the case may be (each a “VIE Agreement” and collectively the “VIE Agreements”) as set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the captions “Corporate History and Structure” and “Related Party Transaction” is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Initial Purchaser and disclosed in the Pricing Disclosure Package and the Offering Memorandum.

Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto other than those as described in the Pricing Disclosure Package and the Offering memorandum; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as described in the Pricing Disclosure Package and the Offering Memorandum, the corporate structure of the Group complies with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and the Affiliated Entities or shareholders or sponsors of the Affiliated Entities in any jurisdiction challenging the validity of any of the VIE Agreements, and to the knowledge of the Company and each of the Subsidiary Guarantors (to the extent the Subsidiary Guarantor is a party to such VIE Agreements), no such proceeding, inquiry or investigation is threatened in any jurisdiction.

The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or, except as described in the Pricing Disclosure Package and the Offering Memorandum, result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Affiliated Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries and Affiliated Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of the Subsidiaries and Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Affiliated Entities is subject. None of the parties to any of the VIE Agreement has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreement, and no such termination or non-renewal has been threatened by any of the parties thereto.

The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its rights to authorize the shareholders or sponsors, as the case may be, of the Affiliated Entities to exercise their voting rights.

(g)                                  Termination of Contracts. Except as described in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its Subsidiaries or Affiliated Entities has sent or received any communication regarding the termination of, or intent not to renew, any of the contracts or agreements referred to or described in each of the Pricing Disclosure Package and the Offering Memorandum, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Affiliated Entities, or to the knowledge of the Company and each of the Subsidiary Guarantors (to the extent the Subsidiary Guarantor is a party to such contract or agreement), any other party to any such contract or agreement.

(h)                                 Capitalization. The Company has the capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the heading “Capitalization”; and all the issued and outstanding shares of capital stock or other equity interests of each of the Company, the Subsidiaries and the Affiliated Entities have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, are free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), and in the case of each Subsidiary, none of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary; all outstanding shares of capital stock or other equity interests of each Subsidiary are owned directly or indirectly by the Company.

(i)                                     Due Authorization. The Company and each of the Subsidiary Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Subsidiary Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j)                                    The Indenture. The Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and the Indenture will conform in all material respects to the applicable requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(k)                                 The Notes and the Subsidiary Guarantees. The Notes have been duly and validly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

The Subsidiary Guarantees have been duly and validly authorized by each of the Subsidiary Guarantors and, when the Notes are issued, authenticated by the Trustee and delivered by the Company against payment by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture will be legally binding and valid obligations of the Subsidiary Guarantors, enforceable against each of them in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Subsidiary Guarantees, when issued, authenticated and delivered, will conform in all material respects to the descriptions thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(l)                                     Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors, and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(m)                             Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Offering Memorandum.

(n)                                 Accurate Disclosure. The statements in each of the Pricing Disclosure Package and the Offering Memorandum (i) under the headings “Summary,” “Enforcement of Civil Liabilities,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Corporate History and Structure,” “Business,” “Regulations,” “Management,” “Principal Shareholders and Directors’ Interests,” “Related Party Transactions,” “Description of Other Material Indebtedness,” “Taxation,” “Plan of Distribution,” and “Ratings” insofar as such statements summarize legal matters, agreements and documents referred to therein, and (ii) under the heading “Description of the Notes” insofar as they purport to constitute a summary of the terms of the Securities and the Transaction Documents, fairly summarize the matters described therein in all material respects.

(o)                                 No Violation or Default. Neither the Company nor any of its Subsidiaries or Affiliated Entities is (i) in breach or violation of (A) its charter or by-laws or similar organizational documents or (B) any provision of applicable law (including, but not limited to, any applicable law concerning private education, intellectual property rights and foreign investment in the education sector in the PRC); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries or Affiliated Entities is a party or by which the Company or any of its Subsidiaries or Affiliated Entities is bound or to which any property or assets of the Company or any of its Subsidiaries or Affiliated Entities is subject; or (iii) in breach or violation of any law or statute or any judgment, order or decree, rule or regulation of any domestic or foreign court or arbitrator or other governmental or regulatory authority, agency or other body or any arbitrator with jurisdiction over any of them or any of their assets or properties (each a “Governmental Authority”), except, in the case of (i)(A) above, the delay in payment of registered capital of Can-achieve (Beijing) Education Consulting Co., Ltd. and in the case of (i)(B), (ii) and (iii) above, for any such breach, default or violation that would not, individually or in the aggregate, result in a Material Adverse Effect.

(p)                                 No Conflicts. The execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and the issuance of the Subsidiary Guarantees and compliance by the Company and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or assets of the Company or any of its Subsidiaries or Affiliated Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries or Affiliated Entities is a party or by which the Company or any of its Subsidiaries or Affiliated Entities is bound or to which any property, right or assets of the Company or any of its Subsidiaries or Affiliated Entities is subject, (ii) result in any violation of any provision of applicable law or the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries or Affiliated Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority.

(q)                                 No Consents Required. No consent, approval, authorization, order, registration or qualification of any Governmental Authority is required for the execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Subsidiary Guarantees and compliance by the Company and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities or Blue Sky laws in connection with the purchase and resale of the Securities by the Initial Purchaser; (ii) the certificate of registration with respect to the Securities issued by the PRC National Development and Reform Commission (the “NDRC”) in accordance with the Notice on Promoting the Reform of the Filing and Registration System for Issuance of Foreign Debt by Corporates (国家发展改革委关于推进企业发行外债备案登记制管理改革的通知) (Fa Gai Wai Zi [2015] No 2044) (the “NDRC Notice”) which remains in full force and effect on the Closing Date; (iii) the post-issuance filing and reporting of the information relating to the issue of the Securities with the NDRC within the time period prescribed by the NDRC Notice and any implementation rules as issued by the NDRC from time to time; and (iv) approval of listing of the Securities on the Exchange.

(r)                                    Legal Proceedings. There are no legal or governmental proceedings pending or threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company, any of its Subsidiaries and Affiliated Entities or any of their respective executive officers, directors and key employees is a party or to which any of the properties of the Company or any of its Subsidiaries and Affiliated Entities is subject (i) other than proceedings that would not have a Material Adverse Effect, or proceedings that would not have any adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Pricing Disclosure Package or (ii) that are required to be described in the Pricing Disclosure Package or the Offering Memorandum and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Pricing Disclosure Package or the Offering Memorandum that are not described.

(s)                                   Independent Accountants. Deloitte Touche Tohmatsu Certified Public Accountants LLP, who have certified certain financial statements of the Company and its Subsidiaries or Affiliated Entities as set forth in each of the Pricing Disclosure Package and the Offering Memorandum, are independent public accountants with respect to the Group within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)                                    Title to Real and Personal Property. Each of the Company and its Subsidiaries and Affiliated Entities has good and marketable title (valid land use rights and building ownership certificates in the case of real property located in the PRC) to all real property and good and marketable title to all personal property, in each case, owned by them which is material to the business of the Company and its Subsidiaries and Affiliated Entities, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Affiliated Entities, in each case except as described in the Pricing Disclosure Package and the Offering Memorandum.

(u)                                 Intellectual Property. Except as described in the Pricing Disclosure Package and the Offering Memorandum, the Company and its Subsidiaries and Affiliated Entities own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary to the conduct of the business now conducted, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries and Affiliated Entities; (ii) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries and Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries and Affiliated Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ and Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company, any Subsidiary or any Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries and Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries and Affiliated Entities in violation of any contractual obligation binding on the Company or its Subsidiaries and Affiliated Entities in violation of the rights of any persons, except in each case covered by clauses (i) — (vi) such as would not, if determined adversely to the Company or its Subsidiaries and Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

(v)                                 Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between or among the Company or any of its Subsidiaries or Affiliated Entities, on the one hand, and their respective shareholders, sponsors, affiliates, directors, officers or any affiliates or family members of such persons on the other hand, except as described in each of the Pricing Disclosure Package and the Offering Memorandum.

(w)                               Taxes. (i) The Company and each of its Subsidiaries and the Affiliated Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases where failure to file or pay would not have a Material Adverse Effect, or except for taxes currently being contested in good faith and for which adequate reservations have been made in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries and the Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and the Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect. (ii) Any unpaid material income and corporation tax liability of the Company for any years not finally determined have been accrued on the Company’s financial statements in accordance with the GAAP. (iii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Affiliated Entities as described in the Pricing Disclosure Package and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(x)                                 No Stamp or Transaction Taxes. Except as described in each of the Pricing Disclosure Package and the Offering Memorandum, no transaction, stamp, capital, issuance, registration, documentary, value-added or duties are payable by or on behalf of the Company or the Initial Purchaser to the government of the PRC, the Cayman Islands, the British Virgin Islands, Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance of the Securities, (ii) the sale and delivery by the Company of the Securities to or for the account of the Initial Purchaser, or (iii) the execution, delivery, performance or enforcement of this Agreement and other Transaction Documents.

(y)                                 Licenses and Permits. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, (i) each of the Company and its Subsidiaries and Affiliated Entities possesses all licenses, certificates, authorizations, declarations and permits issued by, and has made all reports to and filings with, the appropriate Governmental Authorities, for the Company and each of its Subsidiaries and Affiliated Entities that are necessary to conduct their respective businesses and for the lease of their respective properties; (ii) each of the Company and its Subsidiaries and Affiliated Entities is in compliance with the terms and conditions of all such licenses, certificates, authorizations and permits in all material respects; (iii) such licenses, certificates, authorizations and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Pricing Disclosure Package and the Offering Memorandum; (iv) neither the Company nor any of its Subsidiaries and Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit; (v) neither the Company nor any of its Subsidiaries has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course; except in each of the case of (i) and (v) above, where such failure to possess, file or renew would not have a Material Adverse Effect.

(z)                                  No Labor Disputes. No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries and Affiliated Entities exists, or to the best knowledge of the Company and each of the Subsidiary Guarantors after due enquiry, is imminent; and neither the Company nor any of its Subsidiaries or Affiliated Entities is aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries and Affiliated Entities that could have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Offering Memorandum, the Company and its Subsidiaries and Affiliated Entities are and have been at all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the best knowledge of the Company or each of the Subsidiary Guarantors after due enquiry, is imminent.

(aa)                          Certain Environmental Matters. (i) The Company and its Subsidiaries and Affiliated Entities, (A) are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except as described in the Pricing Disclosure Package and the Offering Memorandum or where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for those that would not have a Material Adverse Effect.

(bb)                          Disclosure Controls. The Company and its Subsidiaries and Affiliated Entities maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries and Affiliated Entities have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc)                            Compliance with Accounting Controls and Sarbanes-Oxley Act. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company maintains a system of internal controls over accounting matters sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Pricing Disclosure Package and the Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd)                          Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the Pricing Disclosure Package and Offering Memorandum, accurately and fairly describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective and complex judgment (“critical accounting policies”); (ii) material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries and Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Pricing Disclosure Package and the Offering memorandum and have consulted with its independent accountants with regard to such disclosure in each of the Pricing Disclosure Package and the Offering Memorandum..

(ee)                            Operating and Other Company Data. All operating and other Company data disclosed in the Pricing Disclosure Package and the Offering Memorandum, including the number of students, average student enrollment, the number of teachers, the number of foreign teachers, average number of teachers, average tuition and fees per student, the number of employees and school capacity, are true and accurate in all material respects.

(ff)                              Insurance. Each of the Company and its Subsidiaries and Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except where the absence thereof would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries and Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries and Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at similar cost from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(gg)                            No Unlawful Payments. Neither the Company nor any of its Subsidiaries or Affiliated Entities, nor any director, officer or employee of the Company or any of its Subsidiaries or Affiliated Entities nor, to the best knowledge of the Company and each of the Subsidiary Guarantors after due inquiry, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or Affiliated Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee , including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries and Affiliated Entities have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and provide assurance of compliance with all applicable anti-bribery and anti-corruption laws.

(hh)                          Compliance with Anti-Money Laundering and Anti-Terrorism Financing Laws. The operations of the Company and its Subsidiaries are Affiliated Entities are and have been conducted at all times in compliance with, to the extent applicable, financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and in compliance with all applicable anti-money laundering and anti-terrorism financing statutes of all jurisdictions where the Company or any of its Subsidiaries or Affiliated Entities conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering and Anti-Terrorism Financing Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or Affiliated Entities with respect to the Anti-Money Laundering and Anti-Terrorism Financing Laws is pending or, to the best knowledge of the Company or each of the Subsidiary Guarantors after due inquiry, threatened.

(ii)                                  No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries or Affiliated Entities, directors, officers or employees, nor, to the best knowledge of the Company or each of the Subsidiary Guarantors after due inquiry, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or Affiliated Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, the United Kingdom (including, without limitation, Her Majesty’s Treasury (“HMT”)), the Monetary Authority of Singapore (“MAS”), the Hong Kong Monetary Authority (“HKMAS”) or other relevant sanctions authority or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any member of the Group located, organized or resident or listed, or owned, controlled (directly or indirectly) or acting on behalf of a person, located or organized in a country, region or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”). For the past five years, the Company and its Subsidiaries and Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country and the Company and such Subsidiaries and Affiliated Entities have not received notice of, and are not aware of, any claim, action, proceeding, or investigation against it with respect to Sanctions. The Company and its Subsidiaries and Affiliated Entities will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions, provided that. the foregoing sentence shall not apply if and to the extent that the expression of, or compliance with, or receipt or acceptance of, such undertaking would breach any provision of Council Regulation EC No. 2271/96, as amended from time to time, or breach any applicable implementing legislation.

(jj)                                Solvency. On and immediately after the Closing Date, the Company, each Subsidiary and each Affiliated Entity (after giving effect to the issuance and sale of the Securities, the issuance of the Subsidiary Guarantees and the other transactions related thereto as described in each of the Pricing Disclosure Package and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the present fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities and the issuance of the Subsidiary Guarantees as contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(kk)                          No Restrictions on Subsidiaries; No Restrictions on Payments of Dividends in Foreign Currency. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, (i) none of the Company nor any of its Subsidiaries and Affiliated Entities is prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loans or advances to the Company or any such other Subsidiary or Affiliated Entity; or (C) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Affiliated Entities (A) may be converted into foreign currency that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence; and (B) are not and will not be required to obtain any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person, provided however, that (1) such distribution has been duly approved by the shareholder and/or board meeting of the Company or any other Subsidiary or Affiliated Entity pursuant to their respective constitutional documents; (2) any enterprise income tax, if applicable, to the Company or any other Subsidiary or Affiliated Entity, has been fully paid; (3) any withholding tax has been duly withheld; (4) the Company or any other Subsidiary or Affiliated Entity has duly obtained, and maintain effective, their respective foreign exchange registration; (5) the allocations to statutory reserves by the Company or any other Subsidiary or Affiliated Entity have been duly made; and (6) the remittance of such dividends outside of the PRC complies with the procedures required under the PRC laws relating to foreign exchange. For the avoidance of doubt, solely for purposes of this paragraph, the transactions with respect to any Affiliated Entity described in this paragraph shall be limited to such transactions between a non-school Affiliated Entity and another non-school Affiliated Entity that is a direct or indirect subsidiary thereof.

(ll)                                  Holders. No holder of the Securities after the consummation of the transactions contemplated by this Agreement or any other Transaction Documents is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any Securities; and except as set forth in the Pricing Disclosure Package and the Offering Memorandum, there are no limitations on the rights of holders of the Securities to hold or transfer their Securities.

(mm)                  No Broker’s Fees. None of the Company, the Subsidiaries or the Affiliated Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn)                          Foreign Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act. There is no “substantial U.S. market interest” as defined in Rule 902(j) of Regulation S in either the Company’s or any of the Subsidiary Guarantors’ “debt securities” as such terms are defined in Rule 902(a) under the Securities Act.

(oo)                          No Integration. Neither the Company, the Subsidiary Guarantors nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(pp)                          No General Solicitation or Directed Selling Efforts. Neither the Company, the Subsidiary Guarantors nor any of their respective affiliates or any other person acting on its or their behalf (other than the Initial Purchaser, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(qq)                          Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 2(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchaser and the offer, resale and delivery of the Securities by the Initial Purchaser in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(rr)                                No Stabilization. None of the Company, the Subsidiaries, the Affiliated Entities or any of their Affiliates or persons acting on their behalf (other than the Initial Purchaser as to whom the Company makes no representation) has taken, nor will any of them take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or to facilitate the sale or resale of the Securities.

(ss)                              Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Pricing Disclosure Package or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt)                                Third-party Data. Any statistical, industry-related and market-related data included in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(uu)                          Compliance with PRC Overseas Investment Regulations. Except as described in each of the Pricing Disclosure Package and the Offering Memorandum, each of the Company and its Subsidiaries has complied, and has taken all steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment Regulations”), in all material respects, including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment Regulations (including any applicable rules and regulations of SAFE).

(vv)                          M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement (i) are not and will not be, as of the date hereof or at the Closing Date, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(ww)                      No Immunity. None of the Company, the Subsidiaries and Affiliated Entities nor any of their respective properties, assets or revenues has any right of immunity under the Cayman Islands, the British Virgin Islands, Hong Kong, the United Kingdom, PRC, New York state or United States federal law, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, British Virgin Islands, Hong Kong, the United Kingdom, PRC, New York state or U.S. federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and the Securities; and, to the extent that the Company, or any Subsidiary or Affiliated Entities or any of their respective properties, assets, or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 hereof.

(xx)                          Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement, the Indenture and any other Transaction Documents, if applicable, is a valid choice of law under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the United Kingdom and the PRC and will be honored by courts in the Cayman Islands, the British Virgin Islands, Hong Kong, the United Kingdom and the PRC. The Company has the power to submit, and pursuant to Section 16 hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York (each, a “New York Court”, and together, the “New York Courts”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court, and the Company has the power to designate, appoint and empower, and pursuant to Section 16 hereof, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof.

(yy)                          Enforceability of Judgment. Any final and conclusive judgment for a fixed or readily calculable sum of money (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Securities would be recognized and enforced against the Company by the courts of the Cayman Islands, the British Virgin Islands, Hong Kong, the United Kingdom and the PRC and would give judgment based thereon in the Cayman Islands, the British Virgin Islands, Hong Kong, the United Kingdom and the PRC, provided that (i) with respect to the courts of the Cayman Islands, the British Virgin Islands, Hong Kong, the United Kingdom, (A) such courts had proper jurisdiction over the parties subject to such judgment, (B) such courts did not contravene the rules of natural justice of the Cayman Islands, the British Virgin Islands, Hong Kong, the United Kingdom, (C) such judgment was not obtained by fraud, (D) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, the British Virgin Islands, Hong Kong, the United Kingdom, (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, the British Virgin Islands, Hong Kong, the United Kingdom, and (F) there is due compliance with the correct procedures under the laws of the Cayman Islands, the laws of the British Virgin Islands, the laws of Hong Kong or the laws of the United Kingdom, and (ii) with respect to courts of the PRC, any application or request for recognition and execution of such judgement is subject to compliance with relevant civil procedural requirements in the PRC. The Company is not aware of any reason why the enforcement in the Cayman Islands, the British Virgin Islands, Hong Kong, the United Kingdom or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands, the British Virgin Islands, Hong Kong, the United Kingdom or the PRC.

(zz)                            Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Initial Purchaser or counsel to the Initial Purchaser in connection with the offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Initial Purchaser.

(aaa)                   Merger or Consolidation. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its Subsidiaries or Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in each of the Pricing Disclosure Package or the Offering Memorandum and which is not so described, or which would have a Material Adverse Effect.

4.                                      Further Agreements of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors jointly and severally covenant and agree with the Initial Purchaser that:

(a)                                 Delivery of Copies. The Company will deliver, without charge, to the Initial Purchaser as many copies of the Preliminary Offering Memorandum, any other Pricing Disclosure Package, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchaser may reasonably request.

(b)                                 Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Pricing Disclosure Package or the Offering Memorandum or filing with the Commission at any time prior to the Closing Date, the Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of the proposed Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Initial Purchaser reasonably objects (save as may be required by law, regulation or the rules of any securities exchange, in which case, the Company shall notify the Initial Purchaser and furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of the proposed Offering Memorandum or such amendment or supplement for review promptly).

(c)                                  Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Subsidiary Guarantors will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchaser reasonably objects.

(d)                                 Notice to the Initial Purchaser. The Company will advise the Initial Purchaser promptly, and confirm such advice in writing, (i) of the issuance by any Governmental Authority of any order preventing or suspending the use of any of the Pricing Disclosure Package, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Pricing Disclosure Package, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Pricing Disclosure Package, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or the threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Pricing Disclosure Package, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Pricing Disclosure Package. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Initial Purchaser thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchaser such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with law, and will expeditiously furnish to the Initial Purchaser and dealers a reasonable number of copies thereof.

(f)                                   Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Subsidiary Guarantors will not, without the prior written consent of the Initial Purchaser, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Subsidiary Guarantors and having a tenor of more than one year.

(g)                                  Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Pricing Disclosure Package and the Offering Memorandum under the heading “Use of proceeds.” The Company and its Subsidiaries and Affiliated Entities will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. The undertaking made in the second sentence of this Section 4(g) shall not apply if and to the extent that the expression of, or compliance with, or receipt or acceptance of, such undertaking would breach any provision of Council Regulation EC No. 2271/96, as amended from time to time, or breach any applicable implementing legislation.

(h)                                 No Integration. Neither the Company, the Subsidiary Guarantors nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

(i)                                     No General Solicitation or Directed Selling Efforts. Neither the Company, the Subsidiary Guarantors nor any of their respective affiliates or any other person acting on its or their behalf (other than the Initial Purchaser, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D without the prior written consent of the Initial Purchaser or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(j)                                    No Stabilization. Neither the Company nor any of the Subsidiary Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(k)                                 Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Securities on The Stock Exchange of Hong Kong Limited (the “Exchange”); and if the Company is unable to maintain such listing having used its best efforts, to obtain and maintain a listing of the Securities on such other stock exchange or stock exchanges as the Company may agree with the Initial Purchaser.

(l)                                     Conditions Precedent. The Company and the Subsidiary Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchaser’s obligations hereunder to purchase the Securities.

(m)                             Post-Closing NDRC Filing. The Company shall (i) file or cause to be filed with the NDRC or its local branch information of the offering of the Securities after the Closing Date in accordance with and within the time period prescribed by the NDRC Notice, and (ii) comply with all applicable PRC laws and regulations in relation to the NDRC registration pursuant to the NDRC Notice.

5.              Certain Agreements of the Initial Purchaser. The Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Pricing Disclosure Package or the Offering Memorandum, (iii) any written communication prepared pursuant to Section 4(c) (including any electronic road show) or 4(i) above, (iv) any written communication prepared by the Initial Purchaser and approved by the Company and the Initial Purchaser in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Pricing Disclosure Package or the Offering Memorandum.

The Initial Purchaser hereby further represents, warrants and agrees that (i) the Securities have not been and will not be offered or sold within the United States except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Act; and (ii) it and any of its Affiliates or any person acting on any of their behalf has offered the Securities and will offer and sell the Securities only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

6.              Conditions of Initial Purchaser’s Obligations. The obligation of the Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Subsidiary Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Representations and Warranties. The representations and warranties of the Company and the Subsidiary Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Subsidiary Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)                                 No Material Adverse Change. No event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, the effect of which in the judgment of the Initial Purchaser makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum.

(c)                                  Officer’s Certificate. The Initial Purchaser shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Subsidiary Guarantor who has specific knowledge of the Company’s or such Subsidiary Guarantor’s financial matters and is reasonably satisfactory to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, (i) confirming that such officer has carefully reviewed the Pricing Disclosure Package and the Offering Memorandum and, to the best knowledge of such officer after due inquiry, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Subsidiary Guarantors in this Agreement are true and correct and that the Company and the Subsidiary Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(d)                                 Comfort Letters. (i) On the date of this Agreement and on the Closing Date, Deloitte Touche Tohmatsu Certified Public Accountants LLP shall have furnished to the Initial Purchaser, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Pricing Disclosure Package and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; and (ii) the Company shall have furnished to the Initial Purchaser a certificate, dated the Closing Date and addressed to the Initial Purchaser, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Offering Memorandum, providing “management comfort” with respect to such information substantially in the form of Annex G hereto.

(e)                                  Opinion of Counsel for the Company. Allen & Overy, U.S. counsel for the Company, shall have furnished to the Initial Purchaser, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex B.

(f)                                   Opinions of PRC Counsel. (i) Junhe LLP, PRC counsel for the Company, shall have furnished to the Initial Purchaser, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex C hereto, and (ii) the Initial Purchaser shall have received on and as of the Closing Date an opinion, addressed to the Initial Purchaser, of King & Wood Mallesons, PRC counsel for the Initial Purchaser, with respect to such matters as the Initial Purchaser may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g)                                  Opinions of Hong Kong Counsel for the Company. Allen & Overy, Hong Kong counsel for the Company, shall have furnished to the Initial Purchaser, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex D hereto.

(h)                                 Opinions of English Counsel for the Company. Allen & Overy, English counsel for the Company, shall have furnished to the Initial Purchaser, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex E hereto.

(i)                                     Opinions of Cayman Islands Counsel for the Company. Conyers Dill & Pearman, Cayman Islands counsel for the Company, shall have furnished to the Initial Purchaser, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex F hereto.

(j)                                    Opinion of Counsel for the Initial Purchaser. The Initial Purchaser shall have received on and as of the Closing Date an opinion, addressed to the Initial Purchaser, of Davis Polk & Wardwell, U.S. counsel for the Initial Purchaser, with respect to such matters as the Initial Purchaser may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)                                 No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Subsidiary Guarantees; and no injunction or order of any Governmental Authority shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Subsidiary Guarantees.

(l)                                     Ratings. The Initial Purchaser shall have received a written confirmation from each of Moody’s Investors Service (“Moody’s”) and Fitch Ratings Inc. (“Fitch”), or other evidence reasonably satisfactory to the Initial Purchaser, to the effect that on the Closing Date the Securities are rated or expected to be rated at least “Ba3” by Moody’s and “BB-” by Fitch.

(m)                             Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Subsidiary Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n)                                 Additional Documents. On or prior to the Closing Date, the Company and the Subsidiary Guarantors shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request.

(o)                                 Exchange Listing. Approval for the listing of, and the permission to deal in, the Securities on the Exchange, shall have been received.

7.              Indemnification and Contribution.

(a)                                 Indemnification of the Initial Purchaser. The Company and each of the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, or any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Pricing Disclosure Package, any Issuer Written Communication, any road show as defined in Rule 433(h) under the Securities Act or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein (the “Initial Purchaser Information”). Each of the Company and the Subsidiary Guarantors hereby acknowledges that the Initial Purchaser Information only includes (i) the name of the Initial Purchaser on the cover page, in the “Important Notice” section and under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum and (ii) the sixth full paragraph of the “Plan of Distribution” section in the Preliminary Offering Memorandum and the Offering Memorandum.

(b)                                 Indemnification of the Company and the Subsidiary Guarantors. The Initial Purchaser agrees to indemnify and hold harmless the Company, each of the Subsidiary Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Initial Purchaser Information.

(c)                                  Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Initial Purchaser, its affiliates, directors and officers and any control persons of the Initial Purchaser shall be designated in writing by the Initial Purchaser and any such separate firm for the Company, the Subsidiary Guarantors, their respective directors and officers and any control persons of the Company and the Subsidiary Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchaser in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Subsidiary Guarantor or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability. The Company, the Subsidiary Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                   Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.              Taxes

(a)                                 The Company and each of the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchaser against any transaction, stamp, capital, issuance, registration, documentary, value-added, transfer or similar tax or duty (excluding any profit tax) payable by or on behalf of the Initial Purchaser in connection with (i) the issuance or the Securities, (ii) the sale and delivery by the Company of the Securities to or for the account of the Initial Purchaser, (iii) the initial sale and delivery by the Initial Purchaser of the Securities to purchasers thereof, and (iv) the execution, delivery, performance and enforcement of this Agreement and the other Transaction Documents.

(b)                                 All payments made under this Agreement by or on behalf of the Company or any Subsidiary Guarantor, as the case may be, to or for the account of the Initial Purchaser shall be made without withholding or deduction for or on account of any taxes, duties or governmental charges of whatever nature, unless such withholding or deduction is required by law. In such case, the Company or the relevant Subsidiary Guarantor, as the case may be, shall pay such additional amounts as are required so that the amounts received by the Initial Purchaser shall be the amounts that would have been received but for such withholding or deduction.

9.              Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

10.       Termination. This Agreement may be terminated in the absolute discretion of the Initial Purchaser, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Subsidiary Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Initial Purchaser, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum.

11.       Payment of Expenses.

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Subsidiary Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, transfer, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Pricing Disclosure Package, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Subsidiary Guarantors’ counsel and independent accountants; (v) any fees charged by rating agencies for rating the Securities; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (viii) all expenses and application fees related to the listing of the Securities on the Exchange.

(b)                                 If (i) this Agreement is terminated pursuant to Section 10, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchaser (iii) the Initial Purchaser declines to purchase the Securities for any reason permitted under this Agreement or (iv) if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company and each of the Subsidiary Guarantors jointly and severally agree to reimburse the Initial Purchaser for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement and the offering contemplated hereby.

12.       Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of the Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.       Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Subsidiary Guarantors and the Initial Purchaser contained in this Agreement or made by or on behalf of the Company, the Subsidiary Guarantors or the Initial Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Subsidiary Guarantors or the Initial Purchaser.

14.       Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City, the Cayman Islands, the British Virgin Islands, Hong Kong, the United Kingdom or the PRC; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “Exchange Act” collectively means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

15.       Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchaser is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Initial Purchaser to properly identify its clients.

16.       Miscellaneous.

(a)                                 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchaser shall be given to J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom (fax: +44 20 3493 1413); Attention: EMEA Debt Capital Markets Desk. Notices to the Company and the Subsidiary Guarantors shall be given to them at Bright Scholar Education Holdings Limited, No. 1, Country Garden Road, Beijiao Town, Shunde District, Foshan, Guangdong 528300, People’s Republic of China; Attention: Chief Executive Officer.

(b)                                 Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)                                  Submission to Jurisdiction. The Company and each of the Subsidiary Guarantors hereby submit to the exclusive jurisdiction of the New York Courts in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Subsidiary Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each of the Subsidiary Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Subsidiary Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Subsidiary Guarantor, as applicable, is subject by a suit upon such judgment. The Company and each of the Subsidiary Guarantors irrevocably appoint Law Debenture Corporate Services Inc. located at 801 2nd Avenue, Suite 403, New York, New York 10017, as its authorized agent in the Borough of Manhattan in The City of New York (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding, and agrees that service of process upon the Authorized Agent, and written notice of such service to the Company or any such Subsidiary Guarantor, as the case may be, by the person serving the same to the address provided in this Section 16, shall be deemed in every respect effective service of process upon the Company and such Subsidiary Guarantor in any such suit, action or proceeding. The Company and each of the Subsidiary Guarantors hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company and each of the Subsidiary Guarantors further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)                                 Waiver of Jury Trial. Each of the parties hereto hereby waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e)                                  Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify the Initial Purchaser against any loss incurred by the Initial Purchaser as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Initial Purchaser is able to purchase United States dollars with the amount of the judgment currency actually received by the Initial Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

(f)                                   Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)                                  Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)                                 Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

17.       Recognition of Bail-in Powers.

Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding among the Company and the Initial Purchaser, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)         the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Initial Purchaser to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)                               the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)                             the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Initial Purchaser or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(iii)                               the cancellation of the BRRD Liability;

(iv)                              the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)         the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by them Relevant Resolution Authority.

For the purposes of this Section 17:

“Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“Bail-in Powers” means the powers under the Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Initial Purchaser.

18.       Recognition of the U.S. Special Resolution Regimes

(a)                                 In the event that the Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that the Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of the Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

(a)         a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)         a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Bright Scholar Education Holdings Limited

(as Issuer)

By:	/s/ Junli He
	Name:	Junli He
	Title:	Director

[Signature Page to the Purchase Agreement]

Impetus Investment Ltd.
(as Subsidiary Guarantor)

By:	/s/ Junli He
	Name:	Junli He
	Title:	Director

[Signature Page to the Purchase Agreement]

Time Education China Holdings Limited

(as Subsidiary Guarantor)

By:	/s/ Junli He
	Name:	Junli He
	Title:	Director

[Signature Page to the Purchase Agreement]

BRIGHT SCHOLAR (UK) HOLDINGS LIMITED
(as Subsidiary Guarantor)

By:	/s/ Junli He
	Name:	Junli He
	Title:	Director

[Signature Page to the Purchase Agreement]

Accepted as of the date first written above:

J.P. MORGAN SECURITIES PLC

/s/ Amy Tan
By	Managing Director
Authorized Signatory

[Signature Page to the Purchase Agreement]

Schedule 1

List of Subsidiary Guarantors

			% Held by
Subsidiary Guarantor		Place of incorporation	the Company
1.	Impetus Investment Ltd.	Cayman Islands	100%
2.	Time Education China Holdings Limited	Hong Kong	100%
3.	Bright Scholar (UK) Holdings Limited	United Kingdom	100%

Schedule 2

List of Subsidiaries

Schedule 3

List of Affiliated Entities

ANNEX A

Pricing Term Sheet, dated July 24, 2019

to Preliminary Offering Memorandum dated July 21, 2019

Strictly Confidential

Bright Scholar Education Holdings Limited

US$300,000,000 7.45% Senior Notes due 2022

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum (the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Terms used and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

The securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. The securities may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the securities are being offered only outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	Bright Scholar Education Holdings Limited

Subsidiary Guarantors:	The securities will initially be fully and unconditionally guaranteed on a senior basis by certain subsidiaries of the Issuer as listed in “Description of the Notes — Subsidiary Guarantees.”

Security description:	US$300,000,000 aggregate principal amount of 7.45% Senior Notes due 2022

Distribution:	Reg S

Gross proceeds:	US$300,000,000

Maturity:	July 31, 2022

Coupon:	7.45%

Issue price:	100% of principal amount

Interest Payment Dates:	January 31 and July 31, commencing January 31, 2020

Equity clawback:	Up to 35% at 107.45% prior to July 31, 2022

Optional redemption:

At any time prior to July 31, 2022, the Issuer may at its option redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the redemption date.

Change of control:	Putable at 101% of principal plus accrued and unpaid interest

Settlement date:	T+5; July 31, 2022

ISIN and Common Code:	ISIN: XS2032582244
Common Code: 203258224

Denominations/Multiple:	US$200,000 and integral multiples of US$1,000 in excess thereof

Ratings*:	Moody’s – Ba3; Fitch – BB-

Sole Bookrunner:	J.P. Morgan Securities plc

Listing:	Approval-in-principle has been received for the listing of the securities on The Stock Exchange of Hong Kong Limited.

Selling Restriction:	No PRIIPs key information document (KID) has been prepared as EEA retail investors are not targeted.

Use of Proceeds

Estimated net proceeds to the Issuer from the offering of the securities will be approximately US$295,809,750, after deducting the Initial Purchaser’s discounts and commissions and estimated offering expenses.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed outside the United States solely to Non-U.S. persons as defined under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The securities described herein have not been, and will not be, registered under the Securities Act, or with any securities regulatory authority of any state of other jurisdiction in the United States and may not be offered or sold, directly or indirectly, into the United States unless the securities are so registered or an exemption from the registration requirements is available.

In connection with Section 309B of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined the classification of the securities as Prescribed Capital Markets Products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX B

Form of Opinion of U.S. Counsel for the Company and the Subsidiary Guarantors

[Based on the foregoing and subject to the qualifications below, we are of the opinion that:

(a)                                 The Purchase Agreement has been duly executed and delivered by each of the Company and the Subsidiary Guarantors.

(b)                                 The Indenture has been duly executed and delivered by each of the Company and the Subsidiary Guarantors and constitutes a valid and binding obligation of each of the Company and the Subsidiary Guarantors, enforceable against each of the Company and the Subsidiary Guarantors in accordance with its terms.

(c)                                  The Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Notes are entitled to the benefits of the Indenture.

(d)                                 Each of the Guarantees constitutes valid and binding obligations of the respective Subsidiary Guarantors, as applicable, enforceable against such Subsidiary Guarantor in accordance with their terms, and the Guarantees are entitled to the benefits of the Indenture.

(e)                                  Neither the execution and delivery of the Agreements nor the performance by the Company or the Subsidiary Guarantors of their obligations thereunder will result in a violation of any Applicable Law; provided, however, that for purposes of the opinion expressed in this paragraph 4(e), we express no opinion with respect to U.S. federal or New York State securities laws, rules or regulations or any other state or U.S. federal anti-fraud laws, rules and regulations.

(f)                                   No authorization, approval or consent of, and no filing or registration with, or qualification of or with any governmental or regulatory authority or agency of the United States or of the State of New York is required on the part of the Company or the Subsidiary Guarantors for the execution, delivery or performance of the Agreements to which it is a party, except such as may be required under the U.S. federal securities laws or any state securities or “blue sky” laws.

(g)                                  No registration of the Securities under the Securities Act, and no qualification of an indenture under the U.S. Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Securities by the Company and the initial reoffer and resale of the Securities by the Manager in the manner contemplated by the Agreements and the Offering Document, provided that we express no opinion as to when or under what circumstances any of the Securities may be subsequently reoffered or resold.

(h)                                 The statements set forth under the heading “Description of the Notes” in the Offering Document as of its date and as of the date hereof, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, are accurate in all material respects.

(i)                                     The statements set forth under the heading “Plan of Distribution” in the Offering Document as of its date and as of the date hereof, insofar as such statements purport to summarize certain provisions of the Purchase Agreement, are accurate in all material respects.

(j)                                    Assuming the validity of such actions under the laws of the Cayman Islands and Hong Kong, under Section [  ] of the Purchase Agreement and Section [  ] of the Indenture, each of the Company and the Subsidiary Guarantors (i) has validly submitted to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan, the City of New York for the purposes specified therein, (ii) has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and (iii) has validly appointed [Law Debenture Corporate Services Inc. in the City of New York as its authorized agent for such purposes. Service of process on Law Debenture Corporate Services Inc.] in the manner set forth in the Purchase Agreement and the Indenture will be effective under the laws of the State of New York to confer valid personal jurisdiction over the Company and the Subsidiary Guarantors for such purposes.]

ANNEX C

Form of Opinion of PRC Counsel for the Company and the Subsidiary Guarantors

[Based on the foregoing, and subject to any further assumptions and qualifications set forth below, we are of the opinion that on the date hereof:

(a)                                 Each of the PRC Companies is duly incorporated and validly existing as a wholly foreign owned enterprise with limited liability or a company with limited liability, as the case may be, under PRC Laws and is a separate and independent legal entity capable of suing and being sued, and the business conducted by the PRC Companies as disclosed in the Offering Memoranda is within the scope of its articles of association and business license; the articles of association and the business licence of each PRC Companies comply with the applicable requirements of the PRC Laws and are in full force and effect.

(b)                                 Each of the Schools is duly incorporated and validly existing as an entity with limited liability under PRC Laws and is a separate and independent legal entity capable of suing and being sued, and the business conducted by the Schools as disclosed in the Offering Memoranda is within the scope of its articles of association, permit for operating a private school, registration certificate of a privately run non-enterprise institution; except as disclosed in the Offering Memoranda, the articles of association, permit for operating a private school, registration certificate of a privately run non-enterprise institution of each Schools comply with the applicable requirements of the PRC Laws and are in full force and effect.

(c)                                  [Based on the Confirmation] and to the best of our knowledge, except as disclosed in the Offering Memoranda, each of the PRC Entities has full legal right, power and authority to own, use, lease and operate its properties and other assets and to conduct its business and operations as described in its business licence and the Offering Memoranda and such businesses conducted by the PRC Entities as disclosed in the Offering Memoranda have not infringed or breached any PRC Laws. [Based on the Confirmation], each of the PRC Entities is not in violation or default of its articles of association.

(d)                                 The registered capital of each of the PRC Companies has been fully and legally paid in accordance with its articles of association and PRC Laws. The registered capital of each of the PRC Companies is legally held by its shareholders and in compliance with the PRC Laws. The liability of each of the shareholders in respect of the equity interest held by it in the PRC Companies is limited to its investment therein. [Based on the Confirmation], the equity interests in the PRC Companies held by their respective shareholders are free and clear of any liens, charges, encumbrances, or any security interests.

(e)                                  The operation fund of each of the Schools which are required to be issued and paid according to PRC Laws has been fully and legally paid for, except which would not have a Material Adverse Effect, in accordance with its articles of association and PRC Laws. [Based on the Confirmation], the investment interests in each of the Schools held by its sponsor are free and clear of any liens, charges, encumbrances, or any security interests.

(f)                                   [Based on the Confirmation] and to the best of our knowledge after due inquiry, the PRC Entities do not own any land use rights or building ownership of any real property, and each of the school operation agreements and the lease agreements as set out in Schedule II is duly executed, binding and enforceable in accordance with the PRC Laws.

(g)                                  To the best of our knowledge after due inquiry, except as disclosed in the Offering Memoranda, each of the PRC Entities has obtained all necessary Governmental Authorizations to conduct its business in the manner presently conducted as disclosed in the Offering Memoranda, except for the lack of which would not, have a Material Adverse Effect. To the best of our knowledge after due inquiry, the necessary Governmental Authorizations described above do not contain any materially burdensome restrictions or conditions and are valid and in full force and effect. [Based on the Confirmation], each of the PRC Entities is in compliance with all such Governmental Authorizations, except for such violations which would not, have a Material Adverse Effect. To the best of our knowledge and [based on the Confirmation], none of the PRC Entities has received any notification of proceedings relating to the modification, suspension or revocation of any of such necessary Governmental Authorizations.

(h)                                 [Based on the Confirmation] and to the best of our knowledge after due inquiry, (i) no steps have been taken or are being taken to wind up or dissolve the PRC Entities, appoint a bankruptcy administrator or similar officer in respect of the PRC Entities or any of their assets, (ii) there is no action or legal, administrative, arbitral or other proceedings, pending or threatened in the PRC to which any of the PRC Entities is a party, which might result in the winding-up of the PRC Entities, or the appointment of an administrator or similar officer in respect of any of their properties or assets; and (iii) no notice of appointment in respect of any of the PRC Entities, receiver of their assets or trustee in bankruptcy or other similar officer has been served.

(i)                                     We have reviewed the [Material Financing Agreements and Material Contracts] and are of the opinion that all of such Material Financing Agreements and Material Contracts have been executed and delivered by the PRC Entities and such agreements are legal, valid and binding on the parties and are enforceable under the PRC Laws. [Based on the Confirmation], the PRC Entities are in compliance with all material provisions thereof, and the PRC Entities are not in default in the performance of any obligations of the Material Financing Agreements and Material Contracts as set out in Schedule III, except for such default or non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect.

(j)                                    [As the search results of the website: http://zxgk.court.gov.cn dated [ ], 2019] indicated, no judgments or orders are being executed against the PRC Entities in compulsory enforcement cases.] The website only provides information on persons/entities against whom a judgment or order is being executed in compulsory enforcement cases which were brought before courts across the PRC (excluding military courts) after January 1, 2007 or in compulsory enforcement cases which were not settled before January 1, 2007.

(k)                                 [Based on the Confirmation and to the best of our knowledge after due inquiry], except as set out in Schedule IV which would not individually or in the aggregate have a Material Adverse Effect, there are no actions, suits or proceedings (legal, administrative, governmental, arbitral or otherwise) current, pending, threatened or contemplated in the PRC, which are against or affecting the PRC Entities or their properties or assets, whether or not arising in the ordinary course of business, which would individually or in the aggregate have a Material Adverse Effect.

(l)                                     To the best of our knowledge after due inquiry, each of the PRC Entities has legal and valid title to the material intellectual properties as set out in Schedule V hereto (“Intellectual Properties”). [Based on the Confirmation], (i) each of the Intellectual Properties is free and clear of any encumbrances, (ii) none of the PRC Entities has received any notice of infringement of or conflict with asserted rights of others with respect to such Intellectual Properties, (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging any of the PRC Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Properties.

(m)                             [Based on the Confirmation], no labour dispute or disturbance involving the employees of any of the PRC Entities exists or is imminent or threatened to any of the PRC Entities, which would individually or in the aggregate, have a Material Adverse Effect.

(n)                                 Save for (1) the filing with National Development and Reform Commission (“NDRC”) to obtain the Enterprise Foreign Debt Pre-issuance Registration Certificate in respect of the issue of the Notes prior to the offering pursuant to the Notice on Promoting the Reform of the Filing and Registration System for Issuance of Foreign Debt by Corporates (Fa Gai Wai Zi [2015] No 2044) (《国家发展改革委员会关于推进企业发行外债备案登记制管理改革的通知》) (发改外资 [2015] 2044 号) ) issued by the NDRC (the “NDRC Notice”), which the Company obtained on December 12, 2018 and extended on March 13, 2019 and remains valid and in effect as of the date hereof; (2) the reporting of the relevant information and documents in respect of the issuance of the Notes with the NDRC within 10 working days in the PRC after the issuance of the Notes according to the NDRC Notice, no other consent, approval, authorisation or order of any PRC Authority, is required, for (i) the execution, delivery and performance of the Transaction Documents, (ii) the issue and offer of the Notes, the execution, delivery, performance or the consummation of the other transactions contemplated by the Transaction Documents, or (iii) the listing of the Notes on The Stock Exchange of Hong Kong Limited. From a PRC Law perspective, any failure to complete the Post-issuance NDRC Reporting shall not have a negative effect on the validity of the Notes, but for the avoidance of doubt, the Company is still required to do such Post-issuance NDRC Reporting.

(o)                                 The [entering into, execution and delivery of the Transaction Documents, and the performance of the Transaction Documents, by the PRC Entities or the] consummation of the transactions hereby or thereby contemplated, or the fulfillment of the terms hereof or thereof do not conflict with, or result in a breach of or default under (i) PRC Laws; or (ii) Material Contracts and Material Financing Agreements as set out in Schedule III.

(p)                                 There has been no material adverse change from the date of the Offering Memoranda in the PRC Laws published, including the official interpretation of any such PRC Laws, affecting the PRC Entities.

(q)                                 It is not necessary or desirable in order to ensure the legality, validity, enforceability or admissibility in evidence in legal proceedings in the PRC of the Transaction Documents or the Notes that any documents be filed, registered, notarised or otherwise recorded with any PRC Authority, except that the Chinese translation of the relevant Transaction Documents or the Notes is required to be presented to a court in the PRC in respect of any legal action or proceeding relating to such Transaction Documents or the Notes in the PRC.

(r)                                    The statements set forth in the Offering Memoranda, as applicable, under [“Risk Factors”, “Business”, “Selling Restrictions”, “Taxation” and “Regulations”] in each case to the extent, and only to the extent, governed by the PRC Laws (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), insofar as such statements describe or summarize PRC legal matters, fairly present the information and summarize in all material the matters referred to therein; and such statements are true and accurate in all material aspects, and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

(s)                                   The application of the proceeds as set forth in the Offering Memoranda under the section “Use of Proceeds” from the issuance of the Notes will not contravene any provision of applicable PRC Laws.

(t)                                    Pursuant to the EIT Law and its Implementation Regulations, enterprises that are established under laws of foreign countries and regions (including Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) but of which places of effective management organ are within the territory of the PRC shall be resident enterprises for the purpose of the EIT Law and such enterprises shall pay enterprise income tax under the EIT Law at the rate of 25% in respect of their income sourced from both within and outside of the PRC. If relevant PRC tax authorities decide, in accordance with applicable tax rules and regulations, that the places of effective management organ of the Company is within the territory of the PRC, the Company may be held to be a resident enterprise for the purpose of the EIT Law and be subject to enterprise income tax under the EIT Law at the rate of 25% for its income sourced from both within and outside of the PRC. [Based on the Confirmation], up to the date of this Opinion, the Company has not been notified or informed by the PRC tax authorities that the Company is considered a resident enterprise for the purpose of the EIT Law.

(u)                                 Except as disclosed in the Offering Memoranda, the foreign holder of a Note who is neither resident in, nor engaged in trade or business through a permanent establishment in the PRC will not be deemed to be resident, domiciled, carrying on business in the PRC by reason only of the execution, performance and/or enforcement of the Transaction Documents or holding of such Note.

(v)                                 The choice of laws of the State of New York as the governing law of the Transaction Documents and the Notes is a valid choice of law, do not contravene any applicable PRC Laws and will be recognised and given effect to by the PRC courts subject to the satisfaction of the PRC Enforcement Rules.

(w)                               According to the Civil Procedure Law of the PRC, any noteholder or each party to the Transaction Documents can apply to the PRC courts with jurisdiction over the case for recognition and enforcement of any final and conclusive judgement obtained in a U.S. federal or New York state court arising out of or in relation to the payment obligations of the Company under the Transaction Documents. Such judgment will be recognised or enforced by the PRC courts if, after being reviewed by the PRC courts in accordance with the PRC Enforcement Rules. However, as at the date hereof, there is no bilateral or multilateral treaty concluded or acceded to by the PRC and the United States as to the mutual recognition and enforcement of judgments.

(x)                                 Under the PRC Laws, none of the PRC Entities is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of in respect of its obligations under the Transaction Documents or the Notes.

(y)                                 Except for otherwise provided under the Contractual Arrangements, each of the PRC Companies has full power and authority, under PRC Laws and its articles of association, to declare and effect dividend payments, and all dividends and other distributions declared and payable upon the interests in such PRC Companies, as applicable, subject to compliance with the requirements under PRC Laws.

(z)                                  insofar as the PRC Laws are concerned, none of the PRC Entities or any of their respective properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceedings, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal processor proceedings for the giving of any relief or for the enforcement of any judgment in respect of its obligations under the Transaction Documents or the Notes.]

ANNEX D

Form of Opinion of Hong Kong Counsel for the Company and the Subsidiary Guarantors

[On the basis of the foregoing, and having regard to such legal considerations as we deem relevant and subject as set out below, we are of the opinion that:

1.                                      The HK Subsidiary Guarantor is duly incorporated and validly existing as a company with limited liability under the laws of Hong Kong.

2.                                      The HK Subsidiary Guarantor has the corporate power to enter into and perform its obligations under the Transaction Documents and the Notes, and has taken all necessary corporate action to authorise its execution, delivery and performance of the Transaction Documents and the Notes.

3.                                      The Offering Memorandum will not constitute a prospectus to which the requirements under the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the COWUMPO) apply, provided that the Notes are offered and sold by means of any document only (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the SFO) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the COWUMPO or which do not constitute an offer to the public within the meaning of the COWUMPO.

4.                                      Subject to paragraph 3 above, there is no required authorisation, approval or consent of, or registration or filing with, any government department or regulatory authority of or within Hong Kong in relation to the issue of the Notes or the offering and sale of the Notes by the Initial Purchasers in Hong Kong except for the approval of the Listing Division of the HKSE with respect to the listing of the Notes.

5.                                      There will have been no contravention of the provisions of Section 103 of the SFO by the issue, or possession for the purposes of issue, whether in Hong Kong or elsewhere, of an advertisement, invitation or document relating to the Notes provided that: (i) such advertisement, invitation or document is not, or does not contain, an invitation to the public or (ii) such issue, or possession for the purposes of issue, is made by or on behalf of an intermediary licensed or registered for Type 1, Type 4 or Type 6 regulated activity (as such terms are defined in the SFO) (whether acting as principal or as agent) or (iii) the Notes are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder or (iv) such issue, or possession for the purposes of issue, is otherwise permitted under the securities laws of Hong Kong.

6.                                      No Hong Kong stamp duty is payable in Hong Kong in connection with the execution or, where appropriate, delivery of the Transaction Documents or in connection with the issue and offering of the Notes. No Hong Kong stamp duty is payable in Hong Kong upon the transfer of a Note.

7.                                      All payments by the HK Subsidiary Guarantor under the Transaction Documents or in respect of the Notes may be made without withholding or deduction for any taxes, duties, assessments or governmental charges in Hong Kong.

8.                                      A judgment obtained against the HK Subsidiary Guarantor by a New York court could not be enforced by registration in the Hong Kong courts but the judgment would be treated as constituting a cause of action against the HK Subsidiary Guarantor and could be sued upon summarily in the Hong Kong courts. The Hong Kong courts should enter judgment against the HK Subsidiary Guarantor in such proceedings, without re-examination of the merits of the original judgment, provided that:

(a)                                 the original court was of competent jurisdiction;

(b)                                 the original judgment is final and conclusive;

(c)                                  the original judgment was between the same parties (or their privies) as those before the Hong Kong court;

(d)                                 the original judgment is not for multiple damages (as defined by the Protection of Trading Interests Ordinance (Cap.471) of Hong Kong (the Protection of Trading Interests Ordinance));

(e)                                  the original judgment is for a fixed sum of money and not for a tax, fine or penalty;

(f)                                   the original judgment was not obtained by fraud, or in proceedings contrary to substantial justice and its enforcement is not contrary to Hong Kong public policy;

(g)                                  the writ in Hong Kong was issued within 6 years after the date on which the original judgment became enforceable;

(h)                                 the original judgment is not inconsistent with a Hong Kong judgment in respect of the same points at issue between the same parties; and

(i)                                     the original judgment is not a judgment to which either of section 7 of the Protection of Trading Interests Ordinance or section 3 of the Foreign Judgments (Restriction on Recognition and Enforcement) Ordinance (Cap.46) of Hong Kong applies.

9.                                      The choice of New York law as the governing law of the Transaction Documents and the Notes would be upheld as a valid choice by the courts of Hong Kong, provided that the chosen law is a bona fide choice of the parties to the Transaction Documents and the Notes and is sufficiently certain to be enforceable.]

ANNEX E

Form of Opinion of English Counsel for the Company and the Subsidiary Guarantors

[On the basis of the foregoing, and having regard to such legal considerations as we deem relevant and subject as set out below, we are of the opinion that:

1.                                      The UK Subsidiary Guarantor is duly incorporated and validly existing as a private company with limited liability under the laws of England.

2.                                      The Purchase Agreement and the Indenture are expressed to be governed by the laws of the State of New York, United States. There is no reason, so far as English law is concerned, why the Purchase Agreement and the Indenture should not constitute legal, valid and binding obligations of the UK Subsidiary Guarantor.

Nothing in this opinion shall be taken as implying that an English court would exercise jurisdiction in any proceedings relating to the Purchase Agreement and the Indenture or accordingly that any remedy would be available in England for the enforcement of obligations arising under the Purchase Agreement and the Indenture or that an English court would respect the submission by the UK Subsidiary Guarantor to the jurisdiction of the New York courts in the Purchase Agreement and the Indenture

3.                                      An English court would uphold as a valid choice the choice of the laws of the state of New York, United States as the governing law of (i) the Purchase Agreement and the Indenture, subject to and in accordance with Rome I and, in the case of the Indenture, subject to and in accordance with the Recognition of Trusts Acts 1987 and provided that the relevant obligation is within the scope of, and the choice is permitted by, Rome I and, in the case of the Indenture, the Recognition of Trusts Acts 1987; [and (ii) any non-contractual obligations arising out of or in connection with the Purchase Agreement and the Indenture, subject to and in accordance with Rome II and provided that the relevant non-contractual obligation is within the scope of, and the choice is permitted by, Rome II.] ]

ANNEX F

Form of Opinion of Cayman Islands Counsel for the Company and the Subsidiary Guarantors

The Company:

[On the basis of and subject to the foregoing, we are of the opinion that:

1.                                      The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law. The Company has the corporate capacity to own, use or lease its assets and conduct its business in accordance with its Memorandum and Articles of Association.

2.                                      The Company has the necessary corporate power and authority to enter into and perform its obligations under the Transaction Documents, to issue, circulate and distribute the Offering Memorandum, to create, offer, issue, and perform its obligations under the Notes and to have the Notes listed on The Stock Exchange of Hong Kong Limited (the “HKSE”).. The execution and delivery of the Transaction Documents and the Notes by the Company and the performance by the Company of its obligations thereunder do not and will not violate the Memorandum or Articles of Association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands.

3.                                      The Company has taken all corporate action required to authorise its execution, delivery and performance of the Transaction Documents and the Notes, its creation, offering, delivery and issue of the Notes and the issue, circulation and distribution of the Offering Memorandum. The Transaction Documents (other than the Global Note) have been duly executed and delivered by or on behalf of the Company, and constitute legal, valid and binding obligations of the Company enforceable in accordance with the terms thereof. The Global Note has been duly executed and delivered by or on behalf of the Company and the Subsidiary Guarantors and, when duly authenticated in accordance with the terms of the Transaction Documents, will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors and enforceable against the Company and the Subsidiary Guarantors in accordance with the terms thereof.

4.                                      No order, consent, approval, licence, authorisation, registration, filing or validation of or exemption or any other similar requirement by any government or public body or authority of the Cayman Islands or any sub-division thereof is required to authorise or is required in connection with the circulation and distribution of the Offering Memorandum, the creation, offering, issue and delivery of the Notes to the Initial Purchaser or the resale by the Initial Purchaser in accordance with the terms of Purchase Agreement, the issue, the listing of the Notes on the HKSE, the payment of the principal, interest and any other amounts under the Notes and the execution, delivery, performance and enforcement of the Transaction Documents or the Notes.

5.                                      [It is not necessary or desirable to ensure the enforceability in the Cayman Islands of the Transaction Documents or the Notes that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in the Cayman Islands. However, to the extent that any of the Transaction Documents or the Notes creates a charge over assets of the Company, the Company and its Directors are under an obligation to enter such charge in the Register of Mortgages and Charges of the Company in accordance with section 54 of the Companies Law. While there is no exhaustive definition of a charge under Cayman Islands law, a charge normally has the following characteristics:

(i)                                     it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

(ii)                                  the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

However, as the Transaction Documents and the Notes are governed by the Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the Foreign Laws.]

6.                                      There is no income or other tax of the Cayman Islands imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Transaction Documents or the Notes. The Cayman Islands currently levy no taxes on individuals or corporations not resident in the Cayman Islands based upon profit, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty.

7.                                      There is no stamp, documentary, recording, transfer, registration or similar tax or duty to be paid on or in relation to any of the Transaction Documents or the Notes provided that they are executed and remain outside the Cayman Islands. If it becomes necessary to bring the Transaction Documents or the Notes into the Cayman Islands for enforcement or otherwise, nominal stamp duty will be payable on all Transaction Documents and the Notes. [In the case of any Transaction Document or the Notes creating security over movable property situated in the Cayman Islands granted by an exempted company, an ordinary non-resident company or a foreign company, or over shares in an exempted company or an ordinary non-resident company, stamp duty will be payable on an ad valorem basis to a maximum of CI$500.00 (US$600.00).] Apart from the payment of stamp duty, there are no acts, conditions or things required by the laws and regulations of the Cayman Islands to be done, fulfilled or performed in order to make any of the Transaction Documents or the Notes admissible in evidence in the Cayman Islands.

8.                                      The Initial Purchaser and the Trustee will not be deemed to be resident, domiciled or carrying on business or subject to any liability or taxation in the Cayman Islands by reason only of the execution, performance and/or enforcement of the Transaction Documents or the Notes.

9.                                      A holder of the Notes (a “Note Holder”) will not be deemed to be resident or domiciled in the Cayman Islands and will not be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands by reason only of holding or transfer of a Note. A Note Holder will not be subject to taxation under the laws of the Cayman Islands by reason only of the acquisition, ownership or disposal of a Note.

10.                               The Company has the legal capacity to sue and be sued in its own name under the laws of the Cayman Islands.

11.                               The Initial Purchaser and the Trustee have standing to bring an action or proceedings before the appropriate courts in the Cayman Islands for the enforcement of the Transaction Documents or the Notes. It is not necessary or advisable in order for the Initial Purchaser or the Trustee to enforce its rights under the Transaction Documents or the Notes, including the exercise of remedies thereunder that it be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands.

12.                               The Company is not entitled to any immunity under the laws of the Cayman Islands, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Transaction Documents or the Notes in respect of itself or its property.

13.                               The obligations of the Company under the Transaction Documents and the Notes will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Company, other than indebtedness which is preferred by virtue of any provision of the laws of the Cayman Islands of general application.

14.                               Based solely upon a search of the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted at [    ] a.m. on [    ] July 2019 (which would not reveal details of (i) proceedings which have been filed but not actually entered in the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands at the time of our search or (ii) counterclaims, third party notices or amendments to pleadings filed prior to 8 December 2008) there are no actions pending against the Company nor any petitions to wind up the Company pending in the Grand Court of the Cayman Islands to which the Company is subject.

15.                               The Transaction Documents and the Notes are in an acceptable legal form under the laws of the Cayman Islands for enforcement thereof in the Cayman Islands.

16.                               There is no applicable usury or interest limitation law in the Cayman Islands which may restrict the recovery of payments or the performance by the Company of its obligations under the Transaction Documents or the Notes.

17.                               The choice of the Foreign Laws as the governing law of the Transaction Documents and the Notes is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The submission in the Transaction Documents and the Notes to the jurisdiction of the Foreign Courts is valid and binding upon the Company.

18.                               There are no exchange control restrictions in the Cayman Islands and accordingly there is no exchange control regulations imposed under Cayman Islands law.

19.                               The Company is free to acquire, hold and sell foreign currency and securities without restriction.

20.                               All payments of principal, interests and premiums, if applicable, in accordance with the terms of the Notes may under the current laws and regulations of the Cayman Islands be paid to the Note Holders and where they are to be paid from the Cayman Islands may be freely transferred out of the Cayman Islands.

21.                               The appointment by the Company under the Documents of an agent to accept service of process in any Foreign Court is legal, valid and binding on the Company if such appointment is legal, valid and binding under the Foreign Laws and no other procedural requirements are necessary in order to validate such appointment. The indemnification and contribution provisions set forth in the Purchase Agreement do not in our view contravene public policy or applicable laws of the Cayman Islands so long as those provisions do not amount to fraud or dishonesty

22.                               The courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Transaction Documents or the Notes under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

23.                               Any monetary judgment in the courts of the Cayman Islands in respect of a claim brought in connection with the Documents may be expressed in the currency in which such claim is made, since such courts have power to grant a monetary judgment expressed otherwise than the currency of the Cayman Islands, but they may not necessarily do so.

24.                               The statements in the Offering Memorandum under the headings [“Enforceability of Civil Liabilities”, “Risk Factors”, “Business”, “Regulations”, “Plan of Distribution”, “Selling Restrictions”, “Legal Matters”, and “Taxation — Cayman Islands” insofar and to the extent that they constitute a summary or description of the law and regulations of the Cayman Islands, fairly and accurately present and summarise the matters referred to therein.

Subsidiary Guarantor:

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                      The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law. The Company has the corporate capacity to own assets and conduct business in accordance with its Memorandum and Articles of Association.

2.                                      The Company has the necessary corporate power and authority to enter into and perform its obligations under the Transaction Documents and the Notes. The execution and delivery of the Transaction Documents and the Notes by the Company and the performance by the Company of its obligations thereunder will not violate the Memorandum or Articles of Association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands.

3.                                      The Company has taken all corporate action required to authorise its execution, delivery and performance of the Transaction Documents and the Notes. The Transaction Documents (other than the Global Note) have been duly executed and delivered by or on behalf of the Company, and constitute legal, valid and binding obligations of the Company enforceable in accordance with the terms thereof. The Global Note has been duly executed and delivered by or on behalf of the Company and, when duly authenticated in accordance with the terms of the Transaction Documents, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with the terms thereof.

4.                                      No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of the Cayman Islands or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Transaction Documents or the Notes.

5.                                      It is not necessary or desirable to ensure the enforceability in the Cayman Islands of the Transaction Documents or the Notes that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in the Cayman Islands. However, to the extent that any of the Transaction Documents or the Notes creates a charge over assets of the Company, the Company and its Directors are under an obligation to enter such charge in the Register of Mortgages and Charges of the Company in accordance with section 54 of the Companies Law. While there is no exhaustive definition of a charge under Cayman Islands law, a charge normally has the following characteristics:

(i)                                     it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

(ii)                                  the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

However, as the Transaction Documents and the Notes are governed by the Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the Foreign Laws.

6.                                      There is no income or other tax of the Cayman Islands imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Transaction Documents or the Notes.

7.                                      There is no stamp, registration or similar tax or duty to be paid on or in relation to any of the Transaction Documents or the Notes provided that they are executed and remain outside the Cayman Islands. If it becomes necessary to bring the Transaction Documents or the Notes into the Cayman Islands for enforcement or otherwise, nominal stamp duty will be payable on all Transaction Documents and the Notes. In the case of any Transaction Document or the Notes creating security over movable property situated in the Cayman Islands granted by an exempted company, an ordinary non-resident company or a foreign company, or over shares in an exempted company or an ordinary non-resident company, stamp duty will be payable on an ad valorem basis to a maximum of CI$500.00 (US$600.00). Apart from the payment of stamp duty, there are no acts, conditions or things required by the laws and regulations of the Cayman Islands to be done, fulfilled or performed in order to make any of the Transaction Documents or the Notes admissible in evidence in the Cayman Islands.

8.                                      The Company has the legal capacity to sue and be sued in its own name under the laws of the Cayman Islands.

9.                                      Based solely upon a search of the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted at [     ] a.m. on [     ] July, 2019 (which would not reveal details of (i) proceedings which have been filed but not actually entered in the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands at the time of our search or (ii) counterclaims, third party notices or amendments to pleadings filed prior to 8 December 2008) there are no actions pending against the Company nor any petitions to wind up the Company pending in the Grand Court of the Cayman Islands to which the Company is subject.

10.                               The courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Transaction Documents or the Notes under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

11.                               The Company is free to acquire, hold and sell foreign currency and securities without restriction.

12.                               The Company is not entitled to any immunity under the laws of the Cayman Islands, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Transaction Documents or the Notes in respect of itself or its property.

13.                               The obligations of the Company under the Transaction Documents and the Notes will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Company, other than indebtedness which is preferred by virtue of any provision of the laws of the Cayman Islands of general application.

14.                               There are no exchange control restrictions in the Cayman Islands and accordingly there is no exchange control regulations imposed under Cayman Islands law.]

ANNEX G

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

BRIGHT SCHOLAR EDUCATION HOLDINGS LIMITED

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[date]

The undersigned, Chief Financial Officer of Bright Scholar Education Holdings Limited, (collectively with its consolidated subsidiaries and affiliated entities, the “Company”), pursuant to Section 6(d)(ii) of the Purchase Agreement, dated July 24, 2019 (the “Purchase Agreement”), among the Company and J.P. Morgan Securities plc, as the initial purchaser (the “Initial Purchaser”), in my capacity as Chief Financial Officer of the Company but not in any personal capacity, hereby certifies that:

1.                                      I am providing this certificate to the Initial Purchaser in connection with the Company’s offer and sale of US$300,000,000 7.45% Senior Notes due 2022 (the “Offering”) as described in the Pricing Disclosure Package and the Offering Memorandum.

2.                                      I am familiar with the accounting, operations, records systems and internal controls of the Company. I have participated in the preparation of the Pricing Disclosure Package and the Offering Memorandum.

3.                                      I have reviewed the amounts, percentages, ratios and other information identified on the pages of the Pricing Disclosure Package and the Offering Memorandum relating to the Offering attached hereto as Exhibit A, and I compared each of such items to the Company’s accounting records and schedules prepared from the Company’s accounting records and found them to be in agreement and have no reason to believe that such items are not true and correct in all material respects.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement. This certificate is to assist the Initial Purchaser in conducting and documenting their investigation of the affairs of the Company in connection with the Offering and shall not be used for other purposes.

(Signature Page Follows)

IN WITNESS WHEREOF, I have signed this Chief Financial Officer’s Certificate as of the date first written above.

Bright Scholar Education Holdings Limited

Name:	Dongmei Li
Title:	Chief Financial Officer

Exhibit A